THIRD AMENDMENT TO
                  AMENDED AND RESTATED CONSIGNMENT AGREEMENT
                                   DATED JULY 26, 1994


      THIS THIRD AMENDMENT is made as of the 26th day of December, 1996, between RHODE ISLAND HOSPITAL TRUST NATIONAL BANK, a national banking association with its principal office at One Hospital Trust Plaza, Providence, Rhode Island 02903 ("Bank"), and PIERCING PAGODA, INC., a Delaware corporation with its address at 3910 Adler Place, P.O. Box 25007, Lehigh Valley, Pennsylvania 18002-5007 ("Buyer").

                        W I T N E S S E T H T H A T :

      WHEREAS, Bank and Buyer are parties to a certain Amended and Restated Consignment Agreement dated July 26, 1994 (hereinafter, as amended by a certain First Amendment dated December 22, 1994 and Second Amendment dated as of September 11, 1995 and as otherwise amended or modified from time to time, called the "Consignment Agreement"), relating to the consignment by Bank to Buyer of Precious Metal (as defined therein); and
      WHEREAS, Bank and Buyer desire to further amend and modify the Consignment Agreement in certain respects;

      NOW,  THEREFORE,  in  consideration  of the  premises  and other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

      1. The definition of "Consignment Limit" in Section 1 of the Consignment Agreement is hereby amended in its entirety to read as follows:

         " `Consignment Limit' shall mean Consigned Precious Metal with a Fair Market Value (or unpaid Purchase Price in the case of Consigned Precious Metal for which the Purchase Price has been agreed but payment has not been received by Bank) equal to $25,000,000."

      2. Buyer and Bank each agree that, except as expressly provided herein, the terms and provisions of the Consignment Agreement remain unchanged and the Consignment Agreement remains in full force and effect in accordance with its terms. The term "Agreement" as used in the Consignment Agreement and all references to the Consignment Agreement in any other documents or agreements between any of the parties hereto which relate to Buyer shall refer, from and after the date hereof, to the Consignment Agreement as amended and supplemented by this Third Amendment.

      3. Buyer hereby ratifies and reaffirms that (i) the representations and warranties contained in the Consignment Agreement, as amended by the terms hereof, are true and correct as of the date hereof, except that references to financial statements shall refer to the latest financial statements furnished pursuant to the Consignment Agreement and (ii) no Default or Event of Default (as defined in the Consignment Agreement) exists as of the date hereof.

   IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be executed in several counterparts, each of which shall be deemed to be an original as of the day and year first above written.

                                          RHODE ISLAND HOSPITAL TRUST
                                          NATIONAL BANK

                                          By: /s/ Michael E. Smith
                                          Title: First Vice President


                                          PIERCING PAGODA, INC.

                                          By: /s/ John F. Eureyecko
                                          Title: President

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